UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230, Lakewood, CO 80228-2039 (Address of principal executive offices)

1.720.458.1124
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

American Clean Resources Group, Inc. (“ACRG” or the “Company”) hereby reports that on November 21, 2025, the Company and Launch It LLC (“LaunchIt”) entered into a definitive agreement to rescind in full the prior transaction relating to SWIS LLC. The parties determined, following further evaluation, that the SWIS technology and related business direction were not aligned with the Company’s operational objectives. Accordingly, the parties agreed to unwind the transaction in its entirety.

Pursuant to the rescission agreement, LaunchIt shall return 1,470,000 shares (the “Shares”) of the Company’s common stock to ACRG. The Company will retire the Shares, resulting in a permanent reduction of the Company’s issued and outstanding common stock. ACRG shall transfer to LaunchIt 100% of the equity interests in SWIS LLC, effective as of the closing of the rescission.

Each party has executed a mutual release of all claims, obligations, and liabilities arising from or relating to the prior agreements, except for those expressly preserved in the rescission agreement.

No additional consideration is owed to either party other than as expressly stated in the rescission agreement. The rescission returns both parties to their pre-transaction positions with finality and resolves all rights and obligations associated with the earlier arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: November 25, 2025	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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